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Cane  O'Neill  Taylor,  LLC

Affiliated  with  O'Neill  Ritchie  Taylor  Law  Corporation of  Vancouver,  British  Columbia,  Canada
                            ___________________________
Michael  A.  Cane*          Stephen  F.X.  O'Neill  **      Gary  R.  Henrie+
Leslie  L.  Kapusianyk**    Michael  H.  Taylor***          Christine  Beaman

                                                Telephone:     (702)  312-6255
                                                Facsimile:     (702)  312-6249
                                                E-mail:     telelaw@msn.com

                                                2300  West  Sahara  Avenue
                                                Suite  500,  Box  18
                                                Las  Vegas,  NV  89102

January  9,  2003

Custom  Branded  Networks,  Inc.
821  E.  29th
North  Vancouver,  B.C.,  Canada  V7K  1B6

Attention:  Paul  G.  Carter,  President

Re:  Custom  Branded  Networks,  Inc.'s  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

We have acted as counsel for Custom Branded Networks, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Consulting Agreements (the "Agreements"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction. Based upon and subject to the foregoing, we are of the opinion that under Nevada law, when (i) the Registration Statement becomes effective, (ii) the Shares are issued pursuant to the terms of the consulting agreements, and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Gary R. Henrie

_____________________________
Gary R. Henrie


     *Licensed Nevada, California, Washington and Hawaii State Bars; **British
                               Columbia Bar only;
   ***Nevada and British Columbia Bars; +Nevada and Utah Bars;  ++California Bar
                                      only

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Custom  Branded  Network,  Inc.
January  9,  2003
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  O'NEILL  TAYLOR,  LLC


/s/ Gary R. Henrie
_____________________________
Gary R. Henrie




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